UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2008

SATCON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11512	04-2857552
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

27 Drydock Avenue, Boston, Massachusetts	02210-2377
(Address of Principal Executive Offices)	(Zip Code)

(617) 897-2400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information provided pursuant to Item 2.01 regarding the Purchase Agreement (as defined below) is incorporated into this Item 1.01 by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 26, 2008, Satcon Electronics, Inc. (“Electronics”), a wholly-owned subsidiary of Satcon Technology Corporation (“Satcon”), completed the sale to Spectrum Microwave, Inc., a Delaware corporation (“Spectrum”), of substantially all of the assets comprising Electronics’ business of manufacturing and selling advanced electronics assemblies (the “Purchased Assets”).  The sale was consummated pursuant to the terms of an Asset Purchase Agreement dated September 25, 2008 between Satcon, Electronics and Spectrum (the “Purchase Agreement”). A copy of the Purchase Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference.

As consideration for the Purchased Assets, Spectrum paid approximately $5.6 million in cash, subject to certain post closing adjustments, and assumed certain liabilities and obligations associated with Electronics’ business, as defined in the Purchase Agreement (the “Purchase Price”). The Purchase Price was determined by an arm’s length negotiation and reflected the net book value of the Purchased Assets as of May 31, 2008 plus the liabilities and obligations assumed by Spectrum.

Commencing with its third quarter filing, Satcon will account for its of Electronics’ business as a discontinued operation in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-lived Assets.

Item 9.01 Financial Statements and Exhibits.

(b)(1) Pro Forma Financial Information

Unaudited pro forma consolidated financial information, including a consolidated statement of operations for the twelve month period ended December 31, 2007 and six month period ended June 28, 2008 and a consolidated balance sheet as of June 28, 2008 are attached hereto as Exhibit 99.1 and incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description
2.1	Asset Purchase Agreement by and between Satcon Technology Corporation, Satcon Electronics, Inc. and Spectrum Microwave, Inc. dated September 25, 2008.*
99.1

Unaudited consolidated pro forma financial information, including a consolidated statement of operations for the twelve month period ended December 31, 2007 and six month period ended June 28, 2008 and a consolidated balance sheet as of June 28, 2008.

*The Company agrees to furnish supplementally to the Securities and Exchange Commission (the “SEC”) a copy of any omitted schedule or exhibit to this agreement upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION

Date: October 1, 2008	By:	/s/ John W. Peacock
John W. Peacock
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement by and between Satcon Technology Corporation., Satcon Electronics, Inc. and Spectrum Microwave, Inc. dated September 25, 2008.*
99.1

Unaudited consolidated pro forma financial information, including a consolidated statement of operations for the twelve month period ended December 31, 2007 and six month period ended June 28, 2008 and a consolidated balance sheet as of June 28, 2008.

*              The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit to this agreement upon request by the SEC.